Exhibit 99.1
FOR IMMEDIATE RELEASE
e-Dialog Acquires Database Marketing Solutions Provider MBS
Fueled by Customer Insight, Combined Company to Unlock Revenue Potential of
Multichannel Marketing
Burlington, Mass., and LONDON — May 3, 2010 — Extending its ability to help marketers deliver the most relevant customer communications, e-Dialog, a GSI Commerce (NASDAQ: GSIC) Marketing Services division, today announced it has acquired MBS, an established database marketing solutions provider, from World Marketing Inc. MBS offers a unique mix of knowledge-based marketing services and solutions that help marketers innovate, advance, and automate their marketing efforts for greater return on their investment.
The acquisition of MBS strengthens e-Dialog’s distinctive position of providing marketers with an operational, multichannel view of the customer in order to understand customer behavior and preferences in real time. This will reveal the best opportunities for consumer engagement and enable marketers to conduct highly relevant customer interactions that lead to increased customer loyalty across all channels.
“Smart marketing decisions must be backed by strategic insight into consumer purchase history and preferences,” said John Rizzi, president and CEO of e-Dialog. “MBS’ deep database marketing expertise and established solution is the perfect complement to our ability to turn complex customer data into productive marketing campaigns. Clients can now get everything they need to consistently deliver a personalized customer experience across multiple channels from one source — e-Dialog.”
With the acquisition of MBS, e-Dialog will offer clients a powerful underlying database engine that reveals consumer behavioral patterns to help marketers engage their customers in relevant conversations through e-mail, direct mail, mobile devices, social networks, e-commerce, telemarketing, and at the point-of-sale. In addition, it will enable e-Dialog to provide advanced reporting and analytics that centralize customer insight across channels, which is essential to delivering an enterprise-class marketing suite.
Carol Davis, vice president, Direct to Consumer, Hanesbrands Inc. commented, “MBS has been instrumental in our ability to effectively engage our customers and drive sales. They have helped us improve our customer’s experience with our brands and we view them as a key strategic partner. The marriage of MBS and e-Dialog will greatly advance our capabilities to create a true one-on-one conversation with our customers.”
“At MBS, the value of our solution is simple — we enable our clients to be more insightful marketers,” said Lissa Napolillo, president of MBS. “Our goal is to deliver a truly holistic view of the customer to our clients. Combined with e-Dialog’s offering, we can now put real-time information about consumer behavior in marketers’ hands so they can adapt and evolve their strategies to deliver highly targeted, opportunity-rich consumer dialogues across multiple channels. As a result, this will deliver better conversion results as well as increased customer acquisition, retention and value.”
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e-Dialog Acquires MBS / Page 2
Under the agreement, e-Dialog will acquire privately held MBS for approximately $22.5 million cash. MBS will operate as a subsidiary of e-Dialog. Its executive team will remain intact and report to e-Dialog CEO, John Rizzi.
MBS was advised by Petsky Prunier LLC, an investment bank providing M&A and private placement advisory services to companies in the marketing service, marketing technology and interactive advertising industries.
About e-Dialog
Established in 1997, e-Dialog is a proven provider of intelligent e-mail marketing solutions. Through a unique combination of strategic services and relevance enabling technologies, e-Dialog empowers marketers to take meaningful action on their data in order to deliver contextually targeted communications to customers. Some of the world’s most recognized brands, including AirTran Airways, Avis Budget Group, Boots, British Airways, CBS, CVS/pharmacy, Nintendo, the NFL, PETCO, Reuters, the Royal Bank of Scotland group of companies, and The TJX Companies, have partnered with e-Dialog to enhance their permission-based e-mail marketing efforts and maximize long-term customer value.
e-Dialog is one of the only e-mail service providers consistently recognized by the top analyst firms for both outstanding service and first-class technology. In September 2006, e-Dialog was the first e-mail service provider to achieve certification for ISO 27001:2005, the global information security standard. e-Dialog, with offices in Boston, London, New York, and Seattle, is a wholly owned subsidiary of GSI Commerce Inc. (Nasdaq: GSIC). For more information, visit www.e-dialog.com.
About MBS
MBS offers a range of outsourced direct marketing services, including: strategic services for goal setting, measurement, and meaningful data identification and patterning; analytical solutions that help clients optimize marketing program response, revenue and efficiency; customized database solutions enabling marketers to access a holistic view of a customer’s multichannel activity; and customer data integration services, including merge/purge, address hygiene and proprietary processes. Founded in 1967, MBS has longstanding relationships with many of the world’s leading multichannel retailers, including: Tiffany & Co., Things Remembered, Bloomingdale’s, David Yurman, and Brooks Brothers. For more information, please visit www.mbsinsight.com.
About GSI Commerce
GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. GSI delivers customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. The company offers a full suite of interactive marketing services through two divisions, TrueAction™ and e-Dialog. Additionally, GSI provides brands and retailers a platform for online private sales through RueLaLa.com.
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e-Dialog Acquires MBS / Page 3
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.
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Contact:
e-Dialog
Media
Jean Borgman
781-869-2008
pr@e-dialog.com
GSI Commerce, Inc.
Investors
Steve Somers, CFA
610-491-7068
ir@gsicommerce.com